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Exhibit 11.1
                                DEPARTMENT 56, INC.
                        COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                                      Quarter                   Quarter
                                                                                       Ended                     Ended
                                                                                      April 3,                  April 4,
                                                                                        1999                     1998
                                                                                      --------                  --------
BASIC:
Net Income                                                                            $  3,344                  $ 9,240
                                                                                      ========                  ========

Weighted average number of common shares outstanding                                    18,039                   19,411

Net Income per Common Share                                                           $   0.19                  $  0.48
                                                                                      ========                  ========

ASSUMING DILUTION:
Net Income                                                                            $  3,344                  $ 9,240
                                                                                      ========                  ========

Weighted average number of common shares outstanding                                    18,039                   19,411

The number of shares resulting from the assumed exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from such exercise, using the average
market price during the period                                                             246                      288
                                                                                      --------                  --------

Weighted average number of common and
    common equivalent shares                                                            18,285                   19,699
                                                                                      ========                  ========

Net Income per Common Share Assuming Dilution                                         $   0.18                  $  0.47
                                                                                      ========                  ========

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